UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2013

ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

000-18122	87-0454148
(Commission File Number)	(IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   386-736-4890

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	Other Events.

On December 13, 2013, ARC Group Worldwide, Inc. (the “Company”) received a letter from the NASDAQ Stock Market (“NASDAQ”) stating that the Company is now in compliance with the NASDAQ Audit Committee requirements of Listing Rule 5605(c)(2) (the “Rule”). NASDAQ had previously notified the Company on October 9, 2013 that the Company was deficient with respect to compliance with the Rule since only two independent directors were serving on the Audit Committee due to transitions of independent directors serving on the Board. NASDAQ provided the Company with six months to cure the compliance deficiency by appointment of a third independent director to the Audit Committee. On December 10, 2013, the Company appointed Mr. Todd Grimm as an independent director who will also serve on the Audit Committee. The NASDAQ letter states that the Company has remediated its Rule compliance and NASDAQ has closed the matter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.
(Registrant)

Date: December 17, 2013	By:	/s/ Jason T. Young
Name: Jason T. Young
Title: President and Chief Executive Officer